EXHIBIT 10.1

  April 2015

POWIN CORPORATION

and

POWIN ENERGY CORPORATION

and

SF SUNTECH INC.

FOURTH SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is made on   2     April 2015

BETWEEN:

(1)
Powin Corporation, a corporation incorporated under the laws of the State of Nevada, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (Powin Corp);

(2)
Powin Energy Corporation, a corporation incorporated under the laws of the State of Oregon, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (the Issuer); and

(3)	SF Suntech Inc., a corporation incorporated under the laws of the State of Delaware, whose correspondence address is at Portion B, 30/F Bank of Tower, 1 Garden Road, Central, Hong Kong (the Investor).

WHEREAS:

(A)
Powin Corp, the Issuer and the Investor entered into a subscription agreement on 8 August 2014, which is supplemented by an agreement dated 27 August 2014, an agreement dated 15 January 2015 and an agreement dated 31 March 2015 (collectively the “Subscription Agreement”).

(B)
The Investor have paid US$3 million (the "Deposit") and US$2 million (the "Second Deposit") to the Issuer as deposits pursuant to the above-referred agreements dated 27 August 2014 and 15 January 2015, respectively. A further deposit of US$50,000 (the "Third Deposit") was paid by the Investor to the Issuer on 6 March 2015.

(C)	The parties of the Subscription Agreement intend to amend certain terms of the Subscription Agreement.

IT IS AGREED as follows:

1.	DEFINITION AND INTERPRETATION

1.1	Definitions

Terms defined in the Subscription Agreement shall, unless otherwise defined in this Supplemental Agreement or a contrary intention appears, bear the same meaning when used in this Supplemental Agreement and the following terms shall have the following meanings:

"Supplemental Agreement" means this supplemental agreement; and

"Party" or "Parties" means a party or party to this Supplemental Agreement.

1.2	Interpretation

The provisions of clause 1.2 of the Subscription Agreement shall also apply to this Supplemental Agreement but references to clauses are to clauses of this Supplemental Agreement unless otherwise specified.

2.	AMENDMENTS

2.1	In consideration of the mutual covenants contained herein, the Parties agree to make the following amendments to the Subscription Agreement:

2.2	The definition of "Closing Date" in clause 1.1 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"Closing Date means in respect of the First Closing, subject to the satisfaction of all of the Conditions set out in Clause 2.1.1, 2 April 2015, or on such other date as the Parties may agree; and, in respect of the Second Closing, subject to the satisfaction of the Condition set out in clause 2.1.2, 30 April 2015, or such other date as the Parties may agree;"

2.3	The definition of "First Closing" in clause 1.1 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"First Closing means completion of the subscription, allotment and issue of 2,143 First Closing Firm Shares under this Agreement;

2.4	The definition of "First Closing Firm Shares" in clause 1.1 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"First Closing Firm Shares means 2,143 new Shares to be allotted and issued pursuant to the terms of this Agreement;

2.5	The definition of "Second Closing" in clause 1.1 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"Second Closing means completion of the subscription, allotment and issue of 2,143 Second Closing Firm Shares under this Agreement;

2.6	The definition of "Second Closing Firm Shares" in clause 1.1 of the Subscription Agreement shall be deleted in its entirety and replaced as follows:

"Second Closing Firm Shares means 2,143 new Shares to be allotted and issued pursuant to the terms of this Agreement;

3.	CONTINUATION

3.1	This Supplemental Agreement is supplemental to, and shall be construed as one with, the Subscription Agreement.

3.2
Except as varied by the terms of this Supplemental Agreement, the Subscription Agreement will remain in full force and effect and any reference to the Subscription Agreement or to any provision of the Subscription Agreement will be construed as a reference to the Subscription Agreement, or that provision, as amended by this Supplemental Agreement.

4.	OTHERS

4.1	Hong Kong law shall govern this Supplemental Agreement and all documents delivered pursuant hereto without regard to principles of conflicts of law.

4.2	The provisions of clauses 7 to 19 of the Subscription Agreement shall apply to this Supplemental Agreement as if set out herein.

IN WITNESS whereof this Supplemental Agreement has been executed as a deed on the day and year first above written.

Signed by POWIN CORPORATION

/s/ Joseph Lu
By:
Name: Joseph Lu
Title: Chief Executive Officer

Signed by POWIN ENERGY CORPORATION

/s/ Nicholas Goyak
By:
Name: Nichols I.Goyak
Title: Secretary

Signed by SF SUNTECH INC.

/S/ Eric Luo
By:
Name: Eric Luo
Title: Chief Executive Officer